Exhibit 99.1

Distribution Solutions Group Announces Record Date for Proposed $100 Million Rights Offering

CHICAGO — April 21, 2023 — Distribution Solutions Group, Inc. (Nasdaq: DSGR) (“DSG” or the “Company”), a premier specialty distribution company, announced today that its board of directors has fixed the record date for its proposed rights offering as the close of business on May 1, 2023 (the “Record Date”).

DSG intends to raise up to $100 million in aggregate gross proceeds in the rights offering in which holders of DSG’s common stock as of the Record Date will be granted rights to purchase shares of DSG’s common stock (the “Rights Offering”).

The Rights Offering will be made pursuant to the Company’s existing effective shelf registration statement on Form S-3 (Reg. No. 333-270678) on file with the Securities and Exchange Commission (the “SEC”) and a prospectus supplement (and the accompanying base prospectus) to be filed with the SEC prior to the commencement of the rights offering.

DSG expects to use the net proceeds from the proposed Rights Offering for general corporate purposes and to fund, in combination with its committed credit facility, the acquisition of all of the issued and outstanding capital stock of HIS Company, Inc., a Texas corporation (“Hisco”), pursuant to a Stock Purchase Agreement dated as of March 30, 2023 by and among the Company, Hisco, GreatBanc Trust Company, as trustee of the HIS Company, Inc. Employee Stock Ownership Trust and Ellis Moseley, solely in his capacity as the representative of HIS Company, Inc. Employee Stock Ownership Trust.

About Distribution Solutions Group, Inc.

Distribution Solutions Group (“DSG”) is a premier specialty distribution company providing high touch, value-added distribution solutions to the maintenance, repair & operations (“MRO”), original equipment manufacturer (“OEM”) and the industrial technologies markets. DSG was formed through the strategic combination of Lawson Products, Inc., a leader in MRO distribution of C-parts; 301 HW Opus Holdings, Inc., conducting business as Gexpro Services, a leading global supply chain services provider to manufacturing customers; and TestEquity Acquisition, LLC, a leader in electronic test & measurement solutions.

Through its collective businesses, DSG is dedicated to helping customers lower their total cost of operation by increasing productivity and efficiency with the right products, expert technical support and fast, reliable delivery to be a one-stop solution provider. DSG serves 110,000 customers in several diverse end markets supported by more than 3,100 dedicated employees and strong vendor partnerships. DSG ships from strategically located distribution and service centers to customers in North America, Europe, Asia, South America and the Middle East.

For more information on Distribution Solutions Group please visit www.distributionsolutionsgroup.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), Section 21E of the Securities Exchange Act of 1934, as amended, and the “safe harbor” provisions under the Private Securities Litigation Reform Act of 1995, that involve risks and uncertainties. The terms “aim,” “anticipate,” “believe,” “contemplates,” “continues,” “could,” “ensure,” “estimate,” “expect,” “forecasts,” “if,” “intend,” “likely,” “may,” “might,” “objective,” “outlook,” “plan,” “positioned,” “potential,” “predict,” “probable,” “project,” “shall,” “should,” “strategy,” “will,” “would,” and other words and terms of similar meaning and expression are intended to identify forward-looking statements.

Forward-looking statements do not relate to historical or current facts and are only predictions and reflect the views of the Company as of the date they are made with respect to future events and financial performance. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict. The Company gives no assurance that any goal set forth in forward-looking statements can be achieved and cautions readers not to place undue reliance on such statements, which speak only as of the date made. These statements are based on the Company’s management’s current expectations, intentions or beliefs and are subject to assumptions and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. Factors that could cause or contribute to such differences or that might otherwise impact if and to what extent the stockholders of record will exercise their subscription rights to purchase common stock include, but are not limited to, (i) the Company’s expected use of proceeds from the rights offering, (ii) the terms and conditions of the rights offering, including the subscription price and (iii) other risks and uncertainties indicated in the Company’s annual report on Form 10-K, particularly those under its “Risk Factors” section, and from time to time in the Company’s other filings with the SEC. The information contained in this press release is as of the date indicated above. The Company assumes no obligation to update any forward-looking statements contained in this press release as a result of new information or future events or developments.

Non-Solicitation

This press release shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any states or jurisdictions in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act or an exemption therefrom.

Company Contact:

Distribution Solutions Group, Inc.

Ronald J. Knutson

Executive Vice President and Chief Financial Officer

773-304-5665